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                                                                    EXHIBIT 10.3

                         DIRECTED REINSURANCE AGREEMENT


         THIS AGREEMENT, effective June 8, 1998 by and between World Marketing Alliance, Inc., a corporation organized and existing under the laws of the State of Georgia ("Agency"), and The WMA Corporation, a corporation organized and existing under the laws of Delaware ("WMAC").

         WHEREAS, Agency, through a network of independent sales contractors ("Agents"), is engaged in the sale of various life insurance products ("Products") issued by life insurance companies ("Ceding Insurance Companies") with which Agency has selling agreements;

         WHEREAS, WMAC, through its subsidiary, WMA Life Insurance Company Limited, (which subsidiary is hereinafter also referred to as "WMAC" where the context requires) is engaged in the business of reinsuring Products sold by Agency through its Agents and desires to continue to have the opportunity to provide additional reinsurance for the Products sold by the Agency through the Agents;

         WHEREAS, WMAC is presently in the process of preparing a registration statement for an additional offering of its common stock;

         WHEREAS, the Agents presently own a substantial amount of WMAC's issued and outstanding common stock offered pursuant to a prior registered stock offering by WMAC, and desire to have the opportunity to acquire additional common stock offered by WMAC from time to time;

         WHEREAS, Agency desires to secure opportunities for its Agents to acquire, on a direct purchase basis, additional shares of capital stock of WMAC that may be offered for sale by WMAC in the future; and

         WHEREAS, the purpose of this Agreement is to set forth the terms and conditions under which Agency shall offer WMAC the opportunity to reinsure the Products sold by the Agents, and WMAC shall provide opportunities to the Agents to purchase its common stock offered from time to time in the future.

         NOW THEREFORE, for and in consideration of the mutual covenants contained herein, and Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

1. Agency's Obligations. During the term of this Agreement, subject to the limitations set forth in Paragraph 3 hereof, Agency shall use its best efforts, at the option of WMAC, to cause

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the Ceding Insurance Companies to provide WMAC with the opportunity to reinsure all Products sold by the Agents on terms that are acceptable to WMAC and no less favorable than WMAC's existing reinsurance agreement with Western Reserve Life Assurance Co. of Ohio in effect as of the date of this Agreement. Agency shall use its best efforts to cooperate with WMAC in its negotiations with the Ceding Insurance Companies to enter into reinsurance agreements. With respect to any selling agreements entered into by Agency with a Ceding Insurance Company after the date of this Agreement, Agency will use its best efforts to negotiate a provision requiring such Ceding Insurance Company to offer WMAC the right to reinsure any Products sold by the Agents. Agency shall notify WMAC of Agency's intent to enter into a selling agreement with a Ceding Insurance Company and agrees that it shall not execute any selling agreement prior to allowing WMAC the opportunity to provide the terms and conditions of reinsurance which WMAC desires to include in such selling agreement. Agency further agrees to make reasonable efforts to encourage its Agents to sell Products of the Ceding Life Companies only to those individuals who meet or exceed the WMAC underwriting standards provided in writing to Agency. Agency agrees that, during the term of this Agreement, it shall not enter into agreement containing provisions similar to those contained herein, with any other party .

2. WMAC's Obligations. During the term of this Agreement, subject to the limitations set forth in Paragraph 4 hereof, if and when WMAC shall offer for sale additional shares of any class of its capital stock, including the proposed registration statement to be filed in 1998, WMAC agrees to offer no less 25% percent of such new shares to Agents and such other persons in the amounts designated by Agency on a direct subscription basis; provided, however, that the underwriters of a contemporaneous underwritten offering, if any, shall reasonably agree (and WMAC shall use its best efforts to cause the underwriters to so agree) to allow any shares not purchased on a subscription basis to be included in the underwritten offering. Agency may waive WMAC's obligation to offer additional shares to Agents with respect to any offering of WMAC capital stock, provided, however, that any such waiver shall not constitute a waiver with respect to any subsequent offering of capital stock by WMAC. WMAC further agrees to authorize the issuance of warrants to purchase up to 600,000 shares of WMAC common stock, such warrants to be issued by WMAC at the direction of the Agency to the employees of and designated by the Agency, on such terms and conditions that are set forth in that certain warrant form attached hereto as Exhibit A, and by this reference made a part hereof, and such other terms and conditions, if any, to which the Agency and WMAC may hereafter agree.


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3. Limitation on Agency's Obligations. Nothing in this Agreement shall obligate
Agency to sell or continue to sell any particular life insurance product of any life insurance company or to maintain in effect any particular selling agreement. Agency may change Products or the terms of any selling agreements with the Ceding Insurance Companies. Agency shall however give WMAC at least 120 days prior written notice of Agency's intent to discontinue the sale of any Product or the termination of any selling agreement. Subject to the provisions of the preceding sentence, Agency may discontinue the sale of any Products at any time. Agency shall not be obligated to sell substitute Products for discontinued Products. Nothing in this Agreement shall obligate Agency to delay the execution of, or to agree to any terms or conditions in, any selling agreement with a Ceding Insurance Company that are not in the best interest of the Agency, as determined in the sole discretion of the board of directors of the Agency.

4. Limitation on WMAC's Obligations. Nothing in this Agreement shall impose any obligation on WMAC to provide reinsurance of any Products. Nothing in this Agreement shall obligate WMAC to offer for sale any shares of its capital stock at a price or on terms and conditions less favorable than WMAC could otherwise realize or obtain in an underwritten offering of its capital stock. In the event any shares of its capital stock required to be offered to Agents or other persons designated by Agency pursuant to Paragraph 2 of this Agreement are not purchased within thirty days of the effective date of the registration statement pursuant to which such shares are offered for sale, then WMAC shall have no further obligation to offer such shares for sale to the Agents or such other persons designated by the Agency. WMAC shall also be relieved of its obligation to offer new shares to Agents of Agency to the extent that, in the opinion of the lead underwriter selected by WMAC in any subsequent sale of additional shares, such a direct offering would substantially impair an underwritten offering by WMAC to raise additional capital. Such a limitation would apply with respect to each subsequent stock offering by WMAC and may result in any such instance in reducing WMAC's obligation to offer shares to Agents of Agency from no less than 25% to an amount which is less than 25% to zero, depending upon the underwriter's opinion.

5. Changes Required by Law. If applicable law, regulations or governmental policy, or any interpretation thereof, requires change in any of the provisions of this Agreement, either party may offer the other an amendment or a superseding Agreement modified to reflect changes required by such laws, regulations, policies or interpretations thereof, or may terminate this Agreement pursuant to Paragraph 15 hereof. If the other party shall fail to accept an offered amendment or superseding Agreement within thirty (30) days after it has been offered, this Agreement may be terminated by the offering party upon written notice to the other, with such termination to be effective upon receipt of such notice.

6. Neither Party Agent or Legal Representative of Other. This Agreement does not constitute either party the agent or legal representative of the other for any purpose whatsoever. Neither is granted any express or implied right or authority to assume or to create any obligation in behalf of or in the name of the other or any parent, subsidiaries, or to bind them in any manner whatsoever.


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7. Government Approvals. Both parties shall cooperate in securing any government approvals or permits required to effect the transactions contemplated by this Agreement, including but not limited to registering any shares of WMAC stock the Securities Exchange Commission or similar state authority in which event Agency will pay its proportionate share of such expenses incurred by WMAC.

8. Separate Responsibilities of Parties. Each party shall be solely responsible for any and all expenditures, obligations or responsibilities made, incurred or assumed by it in preparation for performance or in the performance of its obligations under this Agreement.

9. Notices. Any notice required to be given by either party to the other in connection with this Agreement shall be made in writing and shall be sent by prepaid registered mail. Notices pertaining to matters other than termination or modification of this Agreement may instead be transmitted by means of facsimile, cable or telex. Any such notice to Agency shall be directed as appropriate and addressed as follows:

                  World Marketing Alliance, Inc.
                  11315 John's Creek Parkway
                  Duluth, Georgia  30097

                  Attention:  S. Hubert Humphrey, Jr.

                  Any such notice to WMAC shall be directed to and addressed as follows:

                  The WMA Corporation
                  11315 John's Creek Parkway
                  Duluth, Georgia  30097

                  Attention: Edward F. McKernan

10. No Implied Waivers. Failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Waiver by either party of a breach of any obligation hereunder shall not constitute a waiver of any succeeding breach of the same obligation itself. Failure of either party to exercise any of its rights provided under this Agreement shall not constitute a waiver of such right.

11. Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assigned or otherwise transferred by Agency or WMAC, either voluntarily or involuntarily, without the prior written consent of the other; provided, however, that WMAC shall have the right to assign its rights and benefits under this Agreement to a reinsurance subsidiary, including but not limited to WMA Life Insurance Company Limited in the event and only in the event that such subsidiary executes and delivers to Agency a written instrument pursuant to which it


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acknowledges and agrees that its rights as assignee are subject to all of the provisions of this Agreement, and WMAC's obligations thereunder.

12. Sole Agreement of Parties. There are no other agreements or understandings, either oral or written, between the parties affecting this Agreement.

13. Applicable Law and Dispute Resolution. This Agreement shall be governed by and construed according to the laws of the State of Georgia. If a dispute arises from or relates to this Agreement or the breach thereof, and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its commercial Mediation Rules before resorting to arbitration. Thereafter, any unresolved controversy or claim arising from or relating to this Agreement or breach thereof shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

14. Contract Construction and Official Text. Invalidity of any provision of this Agreement shall not affect any other provision and, in the event of a judicial finding of such invalidity, this Agreement shall remain in force in all other respects. Section headings and titles herein are for the convenience of the parties only and shall not be construed as affecting the substantive provisions of this Agreement.

15. Termination of Agreement. Unless terminated sooner pursuant to this Paragraph 15, this Agreement shall continue in force for 10 years after the effective date shown hereon and shall automatically expire at the end of such stipulated term without any action by either of the parties.
Termination of this Agreement shall earlier occur:

         (a) Upon material breach by either party of obligations under this Agreement, if such breach substantially lessens the value of the Agreement to the other party, the other party may give notice of intent to terminate the Agreement. Notice of termination shall become final and effective 60 days after notice of intent to terminate has been given, without necessity for judicial action, unless the notice is withdrawn as a result of correction of the breach or other action satisfactory to the party who gave the notice.

         (b) Upon the occurrence of any circumstance, including adoption of any law, regulation or policy by any government, that adversely affects the ability of Agency or WMAC to perform its obligations hereunder or that so changes the relationship between Agency and WMAC as to undermine the basic assumptions and expectations of the parties at the time this Agreement was executed. Notice of termination shall be effective immediately without necessity for judicial action.


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         (c)      Upon a substantial change in control of Agency, WMAC shall have the right to terminate this Agreement upon 30 days' notice to Agency. A change in control shall be deemed to occur when the present controlling shareholder's interest in Agency is reduced to less than 50% of the then outstanding voting stock of Agency.

Upon expiration or termination of this Agreement, neither WMAC or Agency shall have any further obligations to the other party.

16. Confidentiality. Except as required by law or unless the parties otherwise agree, Agency and WMAC each agrees that it will not, directly or indirectly, divulge, or allow or cause another to divulge, to anyone, use or otherwise appropriate for its benefit, any affiliated entity or another, or fail to take such other precautions as it would normally take with its own confidential information to prevent disclosure to third parties, the terms of this Agreement or any confidential information identified as such by a party hereto during the course of performance of this Agreement.


17. Amendments. No amendment or modification of any provision of this Agreement shall in any event be effective without the written concurrence of Agency and WMAC.


         IN WITNESS WHEREOF this Agreement consisting of this and the five (5) preceding pages has been executed in duplicate on behalf of the parties by their duly authorized representatives as follows:

WORLD MARKETING ALLIANCE, INC.                  THE WMA CORPORATION


By:/s/  Thomas W. Montgomery                    By:/s/  Edward F. McKerman
   --------------------------------                -----------------------------
Title:  Vice President                          Title:  Senior Vice President
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Date:   June 8, 1998                            Date:
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